Exhibit 99.1

Lime Energy Regains Compliance with NASDAQ Requirements for Continued Listing

Huntersville, NC — October 29, 2013 — Lime Energy Co. (NASDAQ: LIME) (the “Company”) today announced that on October 28, 2013, it received notice from the NASDAQ Hearing Panel (the “Panel”) informing it that the Panel had determined that the Company was in compliance with all its requirements for continued listing on the NASDAQ Capital Market and that it would continue the listing of the Company’s securities on the NASDAQ Stock Exchange.

“We are very happy to know that our stock will continue to trade on the NASDAQ exchange,” commented John O’Rourke, the Company’s Chief Executive Officer.  “It has been a tough 18 months for our stockholders, our employees and our loyal customers.  Regaining full compliance with NASDAQ’s requirements for continued listing is another important step in the return to normal operations for the Company. “

Cautionary Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “ “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements.  These risks include those described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to time in our subsequent SEC filings; such factors are incorporated here by reference.

Contacts:

Investor Relations

(704) 892-4442